UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2007

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	REGULATION FD DISCLOSURE.

On April 26, 2007, InfoSpace, Inc., a Delaware corporation (the “Company”), issued a press release announcing that its Board of Directors had approved a special one-time cash distribution to its shareholders of approximately $6.30 per share. A copy of the press release is attached as Exhibit 99.1 hereto, and the information in Exhibit 99.1 is incorporated herein by reference.

In addition, on April 26, 2007, the Company issued a press release announcing that it had reached an agreement with Sandell Asset Management Corp. (“Sandell”) related to Sandell’s proxy solicitation in connection with the Company’s 2007 annual meeting of shareholders. A copy of the press release is attached as Exhibit 99.2 hereto, and the information in Exhibit 99.2 is incorporated herein by reference.

The information in this Current Report on Form 8-K and the exhibits attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and this Current Report on Form 8-K and the exhibits attached hereto shall not be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

99.1	Press release issued by InfoSpace, Inc., dated April 26, 2007

99.2	Press release issued by InfoSpace, Inc., dated April 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2007

INFOSPACE, INC.

By:	/s/ Allen M. Hsieh
Allen M. Hsieh
Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description
99.1	Press release issued by InfoSpace, Inc., dated April 26, 2007

99.2	Press release issued by InfoSpace, Inc., dated April 26, 2007